                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                        THREE MONTHS ENDED MARCH 31, 2000
                                   (unaudited)

                                                CERBCO, Inc.                                CERBCO, Inc.            Insituform East,
                                                Consolidated         Eliminations          Unconsolidated            Incorporated

Sales                                           $4,762,450              $      0                 $      0               $ 4,762,450
                                               -----------           -----------                ---------               -----------

Costs and Expenses:
  Cost of sales                                  5,298,881                     0                        0                 5,298,881
  Selling, general and administrative expenses   1,186,687                     0                  214,294                   972,393
                                               -----------           -----------                ---------               -----------
    Total Costs and Expenses                     6,485,568                     0                  214,294                 6,271,274
                                               -----------           -----------                ---------               -----------

Operating Loss                                  (1,723,118)                    0                 (214,294)               (1,508,824)
Investment Income                                  178,904     (A)       (85,785)                 258,166                     6,523
Interest Expense                                      (228)    (A)        85,785                        0                   (86,013)
Other Income (Expense) - net                       253,124                     0                  159,936                    93,188
                                               -----------           -----------                ---------               -----------

Earnings (Loss) Before Non-Owned Interests in
  Insituform East and Income Taxes              (1,291,318)                    0                  203,808                (1,495,126)

Credit for Income Taxes                             37,000                     0                   37,000                         0
                                               -----------           -----------                ---------               -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                             (1,328,318)                    0                  166,808                (1,495,126)

Non-Owned Interests in Loss of Insituform East     915,144     (B)       915,144                        0                         0
                                               -----------           -----------                ---------               -----------

                           NET EARNINGS (LOSS) $  (413,174)    (C)      $915,144                 $166,808               $(1,495,126)
                                               ===========           ===========                =========               ===========

                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                        NINE MONTHS ENDED MARCH 31, 2000
                                   (unaudited)

                                               CERBCO, Inc.                                  CERBCO, Inc.           Insituform East,
                                               Consolidated         Eliminations            Unconsolidated           Incorporated

Sales                                          $16,749,172           $         0                $      0               $16,749,172
                                               -----------           -----------               ---------               -----------

Costs and Expenses:
  Cost of sales                                 16,293,720                     0                       0                16,293,720
  Selling, general and administrative expenses   3,661,720                     0                 556,823                 3,104,897
                                               -----------           -----------               ---------               -----------
    Total Costs and Expenses                    19,955,440                     0                 556,823                19,398,617
                                               -----------           -----------               ---------               -----------

Operating Loss                                  (3,206,268)                    0                (556,823)               (2,649,445)
Investment Income                                  477,642   (D)        (229,546)                676,659                    30,529
Interest Expense                                   (16,168)  (D)         229,546                       0                  (245,732)
Other Income (Expense) - net                       701,576                     0                 533,796                   167,780
                                               -----------           -----------               ---------               -----------

Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                (2,043,236)                    0                 653,632                (2,696,868)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                               19,889                     0                       0                    19,889
                                               -----------           -----------               ---------               -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes            (2,023,347)                    0                 653,632                (2,676,979)

Provision (Credit) for Income Taxes                164,000                     0                  55,000                  (219,000)
                                               -----------           -----------               ---------               -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                             (1,859,347)                    0                 598,632                (2,457,979)

Non-Owned Interests in Loss of Insituform East   1,504,492   (E)       1,504,492                       0                         0
                                               -----------           -----------               ---------               -----------
                       NET EARNINGS (LOSS)       $(354,855)  (G)      $1,504,492               $ 598,632               $(2,457,979)
                                               ===========            ==========               =========               ===========

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                 MARCH 31, 2000
                                   (unaudited)

                                             CERBCO, Inc.                                    CERBCO, Inc.           Insituform East,
                                             Consolidated            Eliminations            Unconsolidated           Incorporated
                                  ASSETS
----------------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                  $13,804,365             $         0              $13,279,027              $   525,338
  Accounts receivable                          5,973,230                       0                    2,644                5,970,586
  Inventories                                  1,329,571                       0                        0                1,329,571
  Prepaid and refundable taxes                    88,490                       0                        0                   88,490
  Prepaid expenses and other                     287,393                       0                        0                  287,393
                                              ----------             -----------              -----------              -----------
                      TOTAL CURRENT ASSETS    21,483,049                       0               13,281,671                8,201,378

Investment in and Advances to Subsidiary:
  Investment in subsidiary                             0    (F)       (7,210,176)               7,210,176                        0
  Intercompany receivables and payables                0                       0                4,532,332               (4,532,332)

Property, Plant and Equipment - net of
  accumulated depreciation                    10,744,776                       0                   79,480               10,665,296

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                      1,668,286    (F)        1,668,286                        0                        0
  Cash surrender value of SERP life insurance  2,605,156                       0                2,430,785                  174,371
  Deposits and other                              84,163                       0                   44,489                   39,674
                                              ----------             -----------              -----------              -----------
                              TOTAL ASSETS   $36,585,430             $(5,541,890)             $27,578,933              $14,548,387
                                             ===========             ===========              ===========              ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------

Current Liabilities:
  Accounts payable and accrued liabilities   $ 2,667,483             $         0              $   124,475              $ 2,543,008
  Income taxes payable                         1,107,432                       0                1,091,708                   15,724
  Current portion of capital lease obligations    31,318                       0                        0                   31,318
                                              ----------             -----------              -----------              -----------
                 TOTAL CURRENT LIABILITIES     3,806,233                       0                1,216,183                2,590,050

Long-Term Liabilities:
  Accrued SERP liability                       1,032,975                       0                  945,689                   87,286
  Capital lease obligations                       42,677                       0                        0                   42,677
                                              ----------             -----------              -----------              -----------
                         TOTAL LIABILITIES     4,881,885                       0                2,161,872                2,720,013
                                              ----------             -----------              -----------              -----------

Non-Owned Interests:                           7,239,971   (E)(F)      7,239,971                        0                        0
                                              ----------             -----------              -----------              -----------

Stockholders' Equity:
  Common stock                                   118,947    (F)         (175,486)                 118,947                  175,486
  Class B stock                                   29,348    (F)          (11,904)                  29,348                   11,904
  Additional paid-in capital                   7,527,278    (F)       (4,000,424)               7,527,278                4,000,424
  Retained earnings                           16,788,001   (F)(G)     (9,783,660)              17,741,488                8,830,173
  Treasury stock                                       0    (F)        1,189,613                        0               (1,189,613)
                                              ----------             -----------              -----------              -----------
                TOTAL STOCKHOLDERS' EQUITY    24,463,574             (12,781,861)              25,417,061               11,828,374
                                              ----------             -----------              -----------              -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $36,585,430            $ (5,541,890)             $27,578,933              $14,548,387
                                             ===========            ============              ===========              ===========

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                 MARCH 31, 2000
                                   (unaudited)

                                  (A)
Investment income                                                                     $85,785
    Interest expense                                                                                       $85,785
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended March 31, 2000.

                                  (B)
Non-owned interests                                                                  $915,144
    Non-owned interests in loss of subsidiary                                                             $915,144
To record non-owned interests in loss of Insituform East for the three months ended March 31, 2000.

                                  (C)
Current quarter loss adjustments                                                     $915,144
    Retained earnings                                                                                     $915,144
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                                                    $229,546
    Interest expense                                                                                      $229,546
To eliminate interest expense paid by Insituform East to CERBCO in the nine months ended March 31, 2000.

                                  (E)
Non-owned interests                                                                $1,504,492
    Non-owned interests in loss of subsidiary                                                           $1,504,492
To record non-owned interests in loss of Insituform East for the nine months ended March 31, 2000.

                                  (F)
Common stock                                                                      $   175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                  11,288,152
Excess of acquisition cost over value of net assets acquired                        1,668,286
    Treasury stock                                                                                      $1,189,613
    Non-owned interests                                                                                  8,744,463
    Investment in subsidiary                                                                             7,210,176
To eliminate investments in consolidated subsidiaries.

                                  (G)
Current period loss adjustments                                                    $1,504,492
    Retained Earnings                                                                                   $1,504,492
To close out impact of eliminating entries on nine months' statement of operations.